Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Robert D. Hansen

Chairman and Chief Executive Officer

Electromed, Inc.

952-758-9299

bhansen@electromed.com

Pankti Shah

Director of Strategic Marketing

The Event Group, Incorporated

763-548-1304

pankti.shah@eventshows.com

ELECTROMED, INC. NAMES JAMES J. CASSIDY AS COO

New Prague, Minnesota- June 2, 2011- Electromed, Inc. (NASDAQ: ELMD), maker of the SmartVest® Airway Clearance System, today announced the appointment of James J. Cassidy, Ph.D. to the role of Chief Operating Officer. In addition to contributing to the strategic and operational leadership of Electromed, Dr. Cassidy will focus his efforts in Engineering, Product Development, Regulatory and Manufacturing, areas in which he has particular expertise.

“Jim is an individual of much goodwill and maturity whom I believe will make a very important contribution as a new resource and friend to all of us at Electromed,” said Robert Hansen, Chairman and CEO of Electromed, Inc. “He will be a strong contributor toward making Electromed, Inc. a larger and stronger company, but he will also help fortify the values and history upon which its foundations rest.”

Dr. Cassidy has more than twenty years of international management experience in the medical device industry. He has been the CEO of successful startup companies in the United States and Europe, as well as Vice President of Development for ApaTech, Ltd. and Chief Operating Officer of Vertebral Technologies, Inc. In 2010, James founded TransAtlantic Medical Device Consulting, LLC, offering business development and technology assessment consulting to the medical device industry. His management experience includes product and business development, regulatory affairs, clinical trials, and operations. He has a doctorate in Biomedical Engineering from Case Western Reserve University and MBA from the University of Memphis.

“I am very pleased to be joining Electromed at this key point in its evolutionary growth. I look forward to working with Bob Hansen and the employees of Electromed to drive product innovation, sales growth, and profitability,” said Dr. Cassidy.

About Electromed, Inc.

Electromed, Inc., founded in 1992 and headquartered in New Prague, Minnesota, manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System and related products, to patients with compromised pulmonary function. Further information about the Company can be found at www.Electromed.com.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. The forward-looking statements in this release include those relating to the Company’s future growth, profitability and innovation of the Company's products. Forward-looking statements and the Company’s expectations regarding gross margins, and can generally otherwise be identified by the words “believe,” “expect,” “anticipate” or “intend” or similar words. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for Electromed include, but are not limited to, the impact of emerging and existing competitors, the effectiveness of our sales and marketing initiatives, changes to reimbursement programs, as well as other factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release.